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                                                                    Exhibit 5.1

                       [Letterhead of Covington & Burling]



                                                   April 27, 2001



Calpine Corporation
50 West San Fernando Street
San Jose, California  95113


     Ladies and Gentlemen:

     We are acting as counsel to Calpine Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of 151,176 shares of the Company's common stock, par value $.001 per share (the "Common Stock") pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on April 27, 2001 (such Registration Statement is herein referred to as the "Registration Statement"). The Common Stock was previously offered and sold by the Company in a private placement to the individuals identified as Selling Holders in the Prospectus included in such Registration Statement.

     We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Common Stock is duly authorized, validly issued, fully paid and non-assessable.
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Calpine Corporation
April 27, 2001
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     We are members of the bar of the State of New York. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                     Very truly yours,


                                     /S/ COVINGTON & BURLING
                                     Covington & Burling